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                                    FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          DWS RREEF WORLD REAL ESTATE & TACTICAL STRATEGIES FUND, INC.
             (Exact name of registrant as specified in its charter)

         Maryland                                       01-0895822
State of incorporation or organization)     (I.R.S. Employer Identification No.)



                                 345 Park Avenue
                            New York, New York 10154
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered      Name of each exchange on which each
                                             class is to be registered

Common Stock, par value $0.01 per share       New York Stock Exchange, Inc.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-142047

     Securities to be registered pursuant to Section 12(g) of the Act: None.





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          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.
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          A description of the Common Stock, par value $0.01 per share (the
"Common Stock"), of the registrant to be registered hereunder is set forth in the section entitled "Description of Shares" in the Prospectus included in the registrant's Registration Statement on Form N-2, File No. 333-142047, as amended, initially filed with the Securities and Exchange Commission on April 11, 2007, amended by pre-effective amendment No. 1 to the Registration Statement on Form N-2, filed on May 25, 2007, and is incorporated herein by reference. Any prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.



Item 2.    Exhibits

           Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated herein by reference.




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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



DWS RREEF WORLD REAL ESTATE & TACTICAL STRATEGIES FUND, INC.

Date:    June 21, 2007


By:      /s/ Michael G. Clark
         -----------------------------------------------------
         Name:  Michael G. Clark
         Title: President and Chief Executive Officer